SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
(X)  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             CHESAPEAKE CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                   [L O G O]



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                                       March 24, 1995



To the Stockholders of
Chesapeake Corporation:



   We are pleased to invite you to attend the annual meeting of stockholders of Chesapeake Corporation to be held at the Exhibition Hall at the Fairgrounds on Strawberry Hill, 600 East Laburnum Avenue, Richmond, Virginia, on Wednesday, April 26, 1995, at 11:00 A.M., for the following purposes:

       (1) to elect five directors to serve until the 1998 annual meeting of stockholders;

       (2) to ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent accountants for 1995; and

       (3) to transact such other business as may properly come before the meeting.

   Only stockholders of record at the close of business on March 10, 1995, are entitled to notice of, to vote at and to participate in the meeting.

   You are requested to mark, date, sign and return the enclosed form of proxy in the enclosed envelope whether or not you expect to attend the meeting in person.



                                    By order of the Board of Directors:


                                          J. P. Causey Jr.
                                          Secretary

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS



                                     [logo]




                              GENERAL INFORMATION

      Solicitation of the enclosed proxy is made by and on behalf of Chesapeake Corporation for use at the annual meeting of stockholders to be held at the Exhibition Hall at the Fairgrounds on Strawberry Hill, 600 East Laburnum Avenue, Richmond, Virginia, on Wednesday, April 26, 1995, and at any adjournments of such meeting. An annual report, including financial statements for the year ended December 31, 1994, is enclosed with this proxy statement.

   The  expense  of this  solicitation  will be  paid by  the Corporation.
Officers, directors and employees of the Corporation may make solicitations of proxies by telephone or telegraph or by personal calls. The firm of D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies at a fee estimated not to exceed $7,000, plus direct out-of-pocket expenses. Brokerage houses, nominees and fiduciaries have been requested to forward proxy soliciting material to the beneficial owners of the stock held of record by them, and the Corporation will reimburse them for their charges and expenses.

   The Corporation's charter authorizes the issuance of up to 60,000,000 shares of Common Stock ($1 par value) ( Common Stock ) and 500,000 shares of Preferred Stock ($100 par value). Only stockholders of record at the close of business on March 10, 1995, are entitled to notice of, to vote at and to participate in the meeting. On the record date, the stock issued and outstanding consisted of 23,762,670 shares of Common Stock. Holders of Common Stock will vote as a single class at the annual meeting. Each outstanding share will entitle the holder to one vote. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments.

   A majority of  the votes entitled  to be  cast on matters  to be considered
at the meeting  constitutes a  quorum.   If a  share is  represented for  any
purpose  at the meeting, it is deemed to be present  for quorum purposes for all
matters considered at the meeting.    Abstentions and  shares held  of record
by a broker or its nominee ( Broker Shares ) that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting. Directors are elected by a plurality of the votes cast by holders of Common
Stock at a  meeting at which a  quorum is present.   Votes that are withheld and
Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.

   This proxy statement and the enclosed form of proxy were first mailed to stockholders on March 24, 1995.







                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

   The Corporation's Board of Directors is divided into three classes. At the annual meeting, five directors are expected to be elected to Class III to hold office for a term of three years and until their respective successors are duly elected and qualified.




                        Information Concerning Nominees

                                              Name and Age;                                       Director
                                         Principal Occupation or                                Continuously
                                    Employment During Last Five Years                              Since

       Class III (to serve until the 1998 annual meeting of stockholders)

[PHOTO]                           Paul A. Dresser, Jr., 52                                          1991

                                  President & Chief Operating Officer, Chesapeake Corporation
                                  (1995), and former Executive Vice President & Chief Operating
                                  Officer (1991-1995) and Group Vice President - Finance &
                                  Administration and Chief Financial Officer (1984-1991),
                                  Chesapeake Corporation.




[PHOTO]                           M. Katherine Dwyer, 51                                            ____

                                  Executive Vice President and General Manager for Mass
                                  Cosmetics, Revlon Group, Inc., an international fragrance
                                  and cosmetics company (1995), and former Executive Vice
                                  President - Marketing, Revlon Group, Inc. (1993-1994), Vice
                                  President - Marketing, Clairol, Inc. (1991-1993) and
                                  Executive Vice President - Marketing and Product Development,
                                  Victoria Creations, Inc. (1989-1991).

[PHOTO]                           J. Carter Fox, 55                                                 1980

                                  Chairman & Chief Executive Officer, Chesapeake
                                  Corporation (1995), and former Chairman, President &
                                  Chief Executive Officer (1994-1995) and President & Chief
                                  Executive Officer (1980-1994), Chesapeake Corporation;
                                  Director of Crestar Financial Corporation.




[PHOTO]                           Robert L. Hintz, 64                                                1985

                                  Chairman of the Board, R. L. Hintz and Associates,
                                  a management services consulting firm;
                                  Director of Reynolds Metals Company, Scott &
                                  Stringfellow Financial, Inc. and Ashland Coal, Inc.




[PHOTO]                           Frank S. Royal, 55                                                 1990

                                  Physician; Director of Crestar Financial Corporation,
                                  CSX Corporation, Best Products Co., Inc., Hospital
                                  Corporation of America and Dominion Resources, Inc.


Unless authority to do so is withheld, shares represented by properly executed proxies in the enclosed form will be voted for the election of the five persons named above. Each of the nominees except Ms. Dwyer is currently a director and has served continuously since the year he joined the Corporation's Board. If any of the nominees should become unavailable, the Board of Directors may designate substitute nominees, for whom the proxies will be voted. In the alternative, the Board may reduce the size of the Class to the number of remaining nominees, for whom the proxies will be voted.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1 TO ELECT MR. DRESSER, MS. DWYER, MR. FOX, MR. HINTZ AND DR. ROYAL TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 1998 ANNUAL MEETING.

      There are eight directors whose present term of office will continue until 1996 or 1997, as indicated below, and until their respective successors are duly elected and qualified. Each has served continuously since the year he joined the Corporation's Board.
                                      Directors Continuing in Office


                                              Name and Age;                                       Director
                                         Principal Occupation or                                Continuously
                                    Employment During Last Five Years                              Since

        Class I (to serve until the 1996 annual meeting of stockholders)

[PHOTO]                           William D. McCoy, 65                                               1985

                                  Retired (since 1994); former Chairman of the Board, Chief
                                  Executive Officer and Director, Koch Label Co., a
                                  consumer products label printing company.





[PHOTO]                           John W. Rosenblum, 51                                              1984

                                  Tayloe Murphy Professor of Business
                                  Administration, since 1993, and former Dean,
                                  Darden Graduate School of Business Administration,
                                  University of Virginia; Director of Cadmus Communications
                                  Corporation, Comdial Corporation, T. Rowe Price
                                  Associates, Inc. and Cone Mills Corporation.



[PHOTO]                           John Hoyt Stookey, 65                                              1990

                                  Nonexecutive Chairman of the Board,
                                  Quantum Chemical Corporation, a subsidiary
                                  of Hanson Industries, a British industrial
                                  management corporation, since 1993, and former
                                  Chairman of the Board, Chief Executive Officer
                                  and Director of Quantum Chemical Corporation;
                                  Director of U.S. Trust Company, ACX Technologies,
                                  Inc. and Cyprus Amax Minerals Company.


[PHOTO]                           Richard G. Tilghman, 54                                            1986

                                  Chairman of the Board, Chief Executive Officer and
                                  Director, Crestar Financial Corporation, a bank
                                  holding company.




       Class II (to serve until the 1997 annual meeting of stockholders)


[PHOTO]                           C. Elis Olsson, 30                                                 1994

                                  Midwest Regional Sales Manager, Color-Box, Inc.,
                                  a subsidiary of Chesapeake Packaging Co., since 1994,
                                  and former Assistant to the President, Chesapeake
                                  Packaging Co., a subsidiary of Chesapeake Corporation
                                  (1994), Assistant Manager of Manufacturing (1993-1994),
                                  Manager - Maintenance Planning (1992-1993) and
                                  Assistant to the Vice President of Manufacturing
                                  (1991-1992), Chesapeake Paper Products Company, a
                                  subsidiary of Chesapeake Corporation.


[PHOTO]                           Wallace Stettinius, 62                                             1980

                                  Retired (1995); former Chairman of the Board and Director,
                                  Cadmus Communications Corporation, a graphic communications holding company; Director of American Filtrona Corporation.





[PHOTO]                           Joseph P. Viviano, 56                                              1988

                                  President and Chief Operating Officer, since 1993,
                                  and Director, Hershey Foods Corporation, a manufacturer
                                  of confectionery products, and former President, Hershey
                                  Chocolate U.S.A., a division of Hershey Foods Corporation.





[PHOTO]                           Harry H. Warner, 59                                                1978

                                  Financial Consultant; Director of Pulaski Furniture
                                  Corporation and American Filtrona Corporation.






          The Board of Directors meets regularly every two months and following each annual meeting of stockholders. During the last year, there were eight meetings of the Board.

          The Board  has standing  Executive,  Audit, Executive  Compensation
 and  Nominating Committees.    Members of  the Executive Committee are  Messrs.
 Fox,  Stettinius, Tilghman,  Viviano and  Warner.  During the  last year,
 there were  no meetings  of  the  Executive  Committee.   The  Executive
 Committee  reviews  various matters  and  submits proposals  or recommendations
 to  the Board  of Directors.   The  Executive Committee is  empowered to  and
 does  act for  the Board  of Directors on certain matters.

          Members  of the Audit Committee are Messrs. Hintz, Royal,  Tilghman
 and Viviano.  During the last year, there were three meetings  of the Audit
 Committee.  The Audit  Committee recommends an independent accounting  firm to be selected by the Board of Directors for the upcoming year.  The Audit
 Committee reviews and approves  various audit functions including the  year-end
 audit  performed by  the Corporation's  independent accountants.   The
 Corporation's internal  auditors and independent accountants regularly report directly to the Audit Committee.

          Members of  the Executive  Compensation Committee  (the  Compensation
 Committee ) are  Messrs. McCoy,  Rosenblum, Stettinius, Stookey  and Warner.
 During the  last year,  there were  five meetings of  the Compensation
 Committee. The Compensation Committee approves officer incentive awards, grants stock options and performance share awards and recommends to the Board of Directors remuneration levels for officers, general remuneration plans for all management personnel and other employee remuneration plans.

          Members of the Nominating Committee  are Messrs. Rosenblum, Royal,
 Stettinius and Stookey.   During the last year, there were three meetings of
 the Nominating Committee. The Nominating Committee reviews the performance  and attendance of directors,  recommends to the full  Board of Directors  persons to serve  as directors of the  Corporation and establishes such  procedures as it  deems proper  to receive and review  information concerning  potential candidates for  election or reelection  to  the Board  of  Directors.
 Stockholders  entitled to  vote  for the  election of  directors  may nominate candidates for consideration by the Nominating Committee.  Notice of nominations made by stockholders with  respect to the 1996 annual meeting  must be received in writing by the Secretary of the Corporation  no earlier than
 January 9, 1996, and no later than February  3, 1996, and must set forth  (i)
 the name, age, business address  and, if known, residence address of each  such nominee, (ii) the principal occupation or employment of each such  nominee and
 (iii) the number of shares of capital stock of the Corporation beneficially owned by each such nominee.

          The Board of Directors has also  established a Committee of Outside
 Directors composed of those  directors who are not and have never  been
 employees of  the Corporation.   The Committee of Outside  Directors meets
 regularly, usually  in conjunction with, but  separately from, regular meetings
 of the Board of Directors.   The Committee of  Outside Directors evaluates the
 performance of the chief  executive officer of the Corporation, reviews the senior organizational  structure of  the Corporation and, when appropriate,
 will  recommend a successor for  the chief executive officer.   The chairman of
 the Committee of Outside  Directors acts as spokesperson  for the outside directors  and as their  liaison with the  chief executive officer.

          During 1994, all directors  attended at least 75% of the meetings of
 the  Board of Directors and the committees to which they  were assigned.   As
 Chairman of  Quantum Chemical  Corporation ( Quantum ),  Mr. Stookey,  a
 director  of the Corporation, served from 1989 to 1993  as an executive officer of Petrolane Incorporated, Petrolane Finance Corp.  and QJV Corp., affiliates of  Quantum, which companies were  reorganized on July 15,  1993, under the U.
 S.  Bankruptcy Code.  Mr. McCoy, a director of  the Corporation, retired  as
 Chairman of  the Board,  Chief Executive Officer  and Director of  Koch Label
 Co. ( Koch ) on January 1, 1994.  Koch filed for protection under the U.S.
 Bankruptcy Code in September 1994.


                           Compensation of Directors

          Employee directors  of the Corporation  are not  paid for their
 service on  the Board of  Directors or any  Board committee.   During  1994,
 non-employee  directors received  an  annual retainer  of  $12,000  for Board service  and an attendance fee of $950, plus  travel expenses, for each day attending  a Board or committee meeting.  The chairman  of the Committee  of
 Outside  Directors received  an  additional retainer  at the  annual rate  of
 $12,000, and  other committee chairmen received an additional annual retainer of $3,500.  Effective  April 1, 1995: the annual retainer for non-employee directors was  increased to  $15,000; the  meeting fee was  increased to
 $1,000; the  additional annual  retainer for the chairman of the Committee of
 Outside Directors was increased  to $30,000; and the additional annual retainer for the other committee chairmen was increased to $5,000.

          The Corporation has a Directors' Deferred Compensation Plan under which directors may defer all or a portion of their fees until their retirement or another specified date. Interest accrues on the balance of the deferred account at a New York bank's prime rate. The Corporation also has established an unfunded Outside Directors' Retirement Plan (the Outside
 Directors' Plan ). Under the Outside Directors' Plan, non-employee directors retiring at or after age 65 after at least five years of service or prior to age 65 after at least ten years of service are paid an amount equal to their retainer at the time of their retirement for a period equal to their period of service, up to ten years.

          At the 1992 annual meeting,  the stockholders approved the
 Non-Employee Director Stock Option  Plan (the  Director Plan ).  Under the
 Director Plan, each non-employee director will receive an annual  award of an option to purchase Common Stock (an  Automatic Award ).  The number of shares of Common Stock covered by Automatic  Awards reflects assumptions made in 1992 regarding (i) future increases in directors' fees that would  have been approved but for adoption of the  Director Plan, and  (ii) the  fair market
 value of  the option  privilege.   Based on  the advice  of an independent
 compensation consultant,  the value of an option to purchase Common Stock under the Director Plan was set at $8.00 per share.  Pursuant to the  Director Plan, each non-employee  director received  on May  1, 1994,  an Automatic  Award of a stock  option to purchase 500  shares of Common Stock at an exercise price of
 $20.625 per  share.  Unless the director's service terminates earlier for reasons other  than death or disability,  these options are  first exercisable on  April 26, 1995, and  remain exercisable for  a period of ten years  from
 their date of grant.   Pursuant to the Director  Plan, non-employee directors
 will in the future receive  Automatic Awards of stock options to  purchase the following numbers of shares:  May  1, 1995, 625 shares; and May 1,  1996, 750 shares.  Non-employee directors  are also eligible to choose to receive an annual award pursuant  to the Director Plan in lieu of all or a part of the director's cash retainer for a period of one or more future years (an  Elective
 Award ).  A  non-employee director choosing to  receive an Elective Award  will receive an option  to purchase 125 shares of Common Stock  for each $1,000 of
 foregone retainer.   Elective Awards are first  exercisable on the day of the
 annual  meeting next following the date of grant in installments, the number of
 which corresponds to the number of  years covered by  the Elective Award.   The
 option price  per share for  Automatic and Elective Awards  is the average closing sales  price of the Common Stock for the twenty trading days before the
 October 31st that immediately precedes the date of grant.

          The cash retainer and attendance fees described above, together with Automatic Awards under the Director Plan, represent the Corporation's standard arrangements for compensation of its non-employee directors.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The  following table  shows, as  of February  1, 1995,  the direct  and indirect beneficial ownership of Common Stock by:  each director and nominee for director; each executive officer named in the Summary Compensation Table; all directors and executive officers of  the Corporation as a group; and all persons beneficially owning more than 5% of the outstanding Common Stock.


                                       Sole Voting and                                            Aggregate
                                          Investment                                              Percentage
        Name                              Power (1)           Other (2)             Total         Owned (3)
 Thomas Blackburn  . . . . . . . . .         11,597                                11,597
 Charles S. Cianciola  . . . . . . .         37,764                 77             37,841
 Paul A. Dresser, Jr.  . . . . . . .         57,624             14,934             72,558
 M. Katherine Dwyer  . . . . . . . .              0                                     0
 J. Carter Fox . . . . . . . . . . .        192,899             25,687            218,586
 Robert L. Hintz . . . . . . . . . .          2,525                                 2,525
 William D. McCoy  . . . . . . . . .          2,625                                 2,625
 C. Elis Olsson  . . . . . . . . . .         38,107              1,775             39,882
 John W. Rosenblum . . . . . . . . .          1,625                                 1,625
 Frank S. Royal  . . . . . . . . . .          2,625                                 2,625
 Wallace Stettinius  . . . . . . . .          5,125                                 5,125
 John Hoyt Stookey . . . . . . . . .          1,625                                 1,625
 Samuel J. Taylor  . . . . . . . . .         27,586              4,910             32,496
 Richard G. Tilghman . . . . . . . .          2,046              1,240              3,286
 Joseph P. Viviano . . . . . . . . .         12,179                                12,179
 Harry H. Warner . . . . . . . . . .          9,280                                 9,280
 All Directors, Nominee and
   Executive Officers as
   a Group  (20 persons) . . . . . .        465,358             53,083            518,441           2.18%
 Crestar Bank
   919 E. Main Street
   Richmond, Virginia  . . . . . . .      1,430,227       1,439,617(4)       2,869,844(4)           12.08
 Sture G. Olsson
   Box 311
   West Point, Virginia  . . . . . .        886,799       1,599,494(4)       2,486,293(4)           10.47
 _______________

      (1)   Includes shares  held in  fiduciary capacities  and (a)  an aggregate  193,697 shares  that may  be acquired by employee directors and  the Corporation's executive officers  within 60 days  under the Corporation's  1993 Incentive Plan and 1987 Stock Option  Plan, and (b) an  aggregate 10,000 shares that  may be acquired  by certain non-employee  directors within 60 days under the Director Plan.
      (2)  Includes shares, if any:  (a) owned by certain relatives; (b)  held in various fiduciary capacities; (c) held by certain corporations; (d)  held by  the Corporation's Employee  Stock Ownership  Plan; and (e) held  by the  Corporation's
 401(k) Savings  Plan for Salaried  Employees.  These shares  may be deemed  to be beneficially  owned under the  rules and regulations of the Securities and  Exchange Commission (the  SEC ), but the inclusion of such shares in the table does not constitute  an admission of beneficial ownership.  Certain shares may be deemed  to be beneficially owned by more than one person or group listed and, accordingly, must be reported as being beneficially owned by each.
      (3)  Except as indicated, each person or group beneficially owns less than 1% of the outstanding Common Stock.
      (4)   Includes 977,720 shares held in various trusts as  to which Crestar Bank and Mr.  Sture G. Olsson may be deemed to share beneficial ownership.



                                EXECUTIVE COMPENSATION

               Compensation Committee Report on Executive Compensation

      The  Corporation's  executive  compensation  programs  are  administered
by  the Compensation Committee.   The  Compensation Committee is composed  of
the  individuals listed below,  each of  whom  is a  non-employee  director of
the Corporation.    The Compensation  Committee  grants stock  options,  stock appreciation rights ( SARs ), performance shares ( Performance Shares ) and stock units, and approves incentive awards, under the 1993 Incentive Plan for management employees and recommends to the Board of Directors the salary
levels for  executive  officers.   The  Compensation Committee  has  retained
Frederic  W. Cook  & Co.,  Inc., an  independent compensation consultant,  to
advise   the  Compensation   Committee  with  respect   to  executive
compensation matters.

Overview of Compensation Philosophy

      Executive compensation programs are designed to enable the Corporation to attract, develop and retain executive officers and motivate them in an environment conducive to attaining the Corporation's business goals. The Compensation Committee intends to keep compensation programs externally competitive and internally equitable to reflect differences in job responsibility and individual contribution to company success. The Corporation's goal is to pay base salaries that are in the mid-range of salaries offered in the paper and forest products industry, local competing
industries or  industry   in  general,  as  appropriate,  while  offering
appropriate  incentive opportunities  for executives.   The  Corporation's
intent with respect to incentive programs is to provide executives the opportunity to earn total compensation that exceeds the targeted mid-range in return for superior Corporation, individual business unit and individual executive performance. The compensation programs also encourage employee ownership of the Corporation's Common Stock.

        The individual elements of executive compensation are base salaries and annual incentive opportunities, which focus on short-term objectives, and grants of stock options and Performance Shares, which focus on long-term objectives. In designing and administering the individual elements of executive compensation, the Compensation Committee strives to balance short- and long-term incentive objectives. In the case of the Corporation's Chief Executive Officer (the CEO ), the individual elements have been set by the Compensation Committee to provide that more than 50% of total compensation will consist of short- and long-term incentive opportunities, with the long-term elements being the more significant. This results in the expected value of the CEO's total compensation being set at the mid-range of competitive levels, as discussed below, with a large portion at risk based on actual performance.

      The Compensation Committee's policy on the tax deductibility of compensation for the CEO and other executive officers is to maximize the deductibility, to the extent possible, while preserving the Compensation Committee's flexibility to maintain competitive compensation programs. All executive compensation paid or awarded during 1994 is considered to be fully deductible by the Corporation under the Revenue Reconciliation Act of 1993.

1994 Compensation

      The following is a discussion of each of the elements of executive compensation along with a description of the decisions and actions taken by the Compensation Committee with regard to 1994 compensation, including a specific rationale for the decisions regarding the CEO's compensation.

      Base Salaries. Base salaries for executive officers are approved by the Board of Directors based upon recommendations by the Compensation
Committee.     The Compensation Committee's recommendations result from a subjective review of individual performance  and  competitive  data  supplied
by its  consultant.    The Compensation Committee  first establishes a pay range
for each job classification  by reference to the  Project 777  Executive
Compensation  Survey published by  Management Compensation Services  (the   MCS
Survey ).    The  MCS  Survey is  a  broad-based  survey  of U.S. industrial companies, including most publicly held paper and forest products companies and most companies represented in the S&P Paper and Forest Products Group used in the stock performance graph. The MCS Survey is used for this purpose because it provides detailed compensation information, by job classification (weighted to reflect the relative sizes of the participating companies), for a
diverse sample of participating companies.    The  midpoint   of  the  base
salary  range  for  each   executive  job classification  is set at the average
salary for similar positions reported in the MCS Survey (subject to adjustment by the Compensation Committee based on its subjective evaluation of the relationship of various job classifications within the Corporation). In determining recommendations for specific salaries for executive officers within the resulting pay ranges, the Compensation Committee considered the individual officer's performance and the position of each individual's salary within the respective pay range.

      The Compensation Committee recommended and the Board of Directors approved an increase in the CEO's salary of approximately 8% in 1994. As in the case of executive officers generally, the Compensation Committee first established a pay range for the CEO based on the MCS Survey. In determining a recommendation for the CEO's salary within that range, in addition to the
considerations stated  above  for executive officers   generally,   the
Compensation   Committee   considered:   the   additional responsibilities
assumed by the CEO when he was promoted to the Chairman position; his achievement of individual goals, which primarily involved the strategic direction of the Corporation and personal performance objectives; and the Compensation Committee's subjective evaluation of the CEO's performance based on the Corporation's financial performance, both in absolute terms and in comparison with an internally-generated peer group of companies. The peer group used for this purpose (the Compensation Peer Group ) consists of 18 paper and forest products companies with which the Corporation competes (including most of the companies represented in the S&P Paper and Forest Products Group used in the stock performance graph), which the Compensation Committee believes is an appropriate comparison group for evaluating relative financial performance. In evaluating the Corporation's financial performance several measures were reviewed, including absolute and relative earnings, return on equity, cash flow generated by operations and stock
price performance.   Without  assigning  relative weights to the different
measures, the Compensation Committee placed primary emphasis on cash flow generated by operations. The Compensation Committee concluded that the Corporation's financial performance was improving and compared favorably with the financial performance of the Compensation Peer Group. The Compensation Committee also concluded that the CEO's achievement of his individual goals substantially met the Compensation Committee's expectations. The
Compensation Committee further concluded that the CEO's actual salary for the prior year had fallen below the targeted mid-range of competitive levels.
The CEO's performance was evaluated in the aggregate without assigning specific weights to the individual elements upon which his performance was evaluated.

      Annual  Incentive  Program.   The Compensation  Committee  also  approves
annual incentive awards to executive officers in the form of bonuses under the 1993 Incentive Plan. The Compensation Committee reviewed and discussed Chesapeake's 1994 financial performance and compared it to the Corporation's 1993 financial performance, the 1994 business plan, long-term standards of financial performance and the relative financial performance of the Compensation Peer Group (based on the same criteria discussed under Base Salaries above). The Compensation Committee did not determine the awards based on pre-set performance targets, but subjectively evaluated the various performance measures and the aggregate amount deemed appropriate for incentive awards. Based on this review, the Compensation Committee established a total award pool for 1994 incentive awards for executive officers. The Compensation Committee then allocated the pool among the individual officers based on the recommendations of the CEO and a subjective evaluation of each officer's individual performance and, where applicable, the financial performance of certain business units of the Corporation. The financial performance of the business units was evaluated primarily based on earnings and cash flow generated by operations. The incentive award for the CEO was $225,000 for 1994, which was approximately 50% of his year-end base salary, compared to incentive awards of approximately 11% of year-end base salary for
1993 and  20% for 1992.   The CEO's incentive award was  based upon the
Compensation Committee's subjective assessment of his individual performance against his individual goals approved by the Compensation Committee at the beginning of the year (primarily relating to achieving profitability, managing cash flow and operating safely in compliance with applicable laws) and the Compensation Committee's evaluation of the Corporation's financial performance, both in absolute terms and relative to the Compensation Peer Group (based on the same criteria discussed above under Base Salaries ). The CEO's performance was evaluated in the aggregate without assigning specific weights to the individual elements upon which his performance was evaluated.

      Long-Term Incentive Programs.   The Compensation Committee  also approves
long- term  incentive  awards  to executive  officers  in  the form  of  stock
options  and Performance  Shares.   The  Compensation  Committee's
recommendations result from a subjective review of individual performance and competitive data supplied by its consultant. The Compensation Committee
first considers competitive data  supplied by its   consultant  with  respect
to  average  long-term  incentive   levels,  by  job classification,  derived
from the consultant's proprietary data base of long-term incentive practices of approximately 35 U.S. industrial companies, which is weighted to reflect the relative sizes of the participating companies. The data base does not include any of the companies represented in the S&P Paper and Forest
Products  Group used in  the  stock performance  graph.   The  Compensation
Committee relies on the consultant's data base for this purpose based in part on the consultant's advice that the data base provides a fair comparison group for determining competitive long-term incentive practices, and because the data base provides a consistent methodology for valuing and comparing grants. In determining recommendations for specific long-term incentive awards to executive officers, the Compensation Committee adjusts the average reflected in the consultant's data in light of its subjective evaluation of: the relationship of various job classifications within the Corporation; contributions by each executive officer to overall company performance and such officer's potential to contribute in the future; and, in the case of stock option awards, prior grant levels.


      Stock options are awarded to executives as a long-term incentive to align the executives' interests with those of other stockholders and to encourage significant stock ownership. In 1994, the Compensation Committee granted options to purchase an aggregate of 198,700 shares of Common Stock to the Corporation's employees, including options to purchase 24,000 shares of Common Stock that were granted to the CEO, reflecting an increase in grant levels to the CEO and other executive officers over 1993 levels. The Compensation Committee had granted options for the same number of shares to the CEO during 1993, 1992 and 1991. Awarding grants to the CEO at the same level, and to the other executive officers at approximately the same levels, over that period had resulted in the grants being below the average competitive
levels reflected in  the consultant's  data.   In  determining a  recommendation
for the  CEO's option grants, in addition to  the factors set forth above for
executive  officers generally, the  Compensation   Committee  considered  his
individual performance against his individual goals approved by the Compensation Committee at the beginning of the year (primarily relating to sustained growth, cash flow generated by operations and returns for stockholders) and the overall financial performance of the Corporation, both in absolute terms and relative to the Compensation Peer Group (based on the same criteria discussed under Base Salaries above). The Compensation Committee concluded that the Corporation's financial performance was improving and compared favorably with the financial performance of the Compensation Peer Group. The Compensation Committee also concluded that the CEO's achievement of his individual goals  substantially met  the Compensation Committee's
expectations.   The CEO's performance was  evaluated in  the aggregate without assigning specific weights to the individual elements upon which his performance
was  evaluated.    The stock  options  become  exercisable  in  one-third
installments on each of the first three anniversaries of the date of grant. The grant price was the average of the closing prices of the Corporation's Common
Stock on the twenty  days  up to  and including  the  date of  the grant.   The
option recipients, including the CEO, will receive value from these grants only if the price of the Common Stock increases above the grant price.

      Performance Shares are awarded under the 1993 Incentive Plan, and provide an incentive that focuses the executives' attention on the long-term
growth and financial success of the Corporation.   A Performance Share award
represents the opportunity to earn up to the specified number of shares of Common Stock over the course of the designated performance cycle by achieving certain performance criteria specified by the Compensation Committee. During 1994, the Compensation Committee granted the CEO the opportunity to earn up to 17,500 Performance Shares for the 1994-1997 performance cycle. Performance Shares were also granted to other executive officers. The size of the Performance Share awards to the CEO and other executive officers for the 1994-1997 performance cycle were based on the Compensation Committee's subjective analysis of the same factors considered for stock option awards, as described above. Each year, a portion of the Performance Share award may be earned based upon the Corporation's cash flow return on capital in excess of its cost of capital and its relative cash flow return on capital compared to the Compensation Peer Group; provided, however, that all Performance Shares
will be deemed  to have been  earned in the event of  a  change in control   of
the  Corporation (as  defined  below under  the  caption  Description  of
Compensation  Plans ).   As Performance  Shares are  earned, the  participant
receives shares of Restricted Stock and Stock Units, each as defined below under the caption Description of Compensation Plans, that remain forfeitable
until the end  of the performance   cycle  (except   that  such   shares  will
become  transferrable   and nonforfeitable, and such units will become
nonforfeitable, upon the death, disability or retirement of the executive or upon the occurrence of certain events following a change in control of the
Corporation).    The  CEO  earned  an  estimated  6,388 Performance Shares
during 1994.


Executive Compensation Committee

Wallace Stettinius, Chairman
William D. McCoy
John W. Rosenblum
John Hoyt Stookey
Harry H. Warner




                          Description of Compensation Plans

      Executive officers of the Corporation were entitled to participate in the compensation plans described below during 1994.

      1993 Incentive Plan. The 1993 Incentive Plan provides that the Compensation Committee or its delegate (the Administrator ) may, from time to time, grant stock options, SARs, stock awards, Performance Shares or stock units and may make incentive awards to the Corporation's key employees and
officers ( Participants ).   Options granted under the 1993 Incentive Plan may
be either incentive stock options ( ISOs ) or nonqualified stock options. A stock option entitles the Participant to purchase shares of Common Stock from the Corporation at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the fair market value of the stock on the date of grant in the case of an ISO, or 85% of that amount in the case of a nonqualified stock option.

      SARs may be granted in relation to option grants ( Corresponding SARs ) or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the Participant must surrender unexercised that portion of the stock option to which the Corresponding SAR relates. SARs entitle the Participant to receive the lesser of (i) the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR, or (ii) the initial value of the SAR. The initial value of the SAR is the option price of the related option in the case of a Corresponding SAR and the fair market value of a share of Common Stock on the date of grant in the case of independent SARs.

      Participants may also be awarded shares of Common Stock pursuant to a stock award. Such shares may either be fully vested and transferable at the time of grant, or may be non-transferable and subject to forfeiture until certain conditions prescribed by the Administrator (such as a specific period of employment with the Corporation) are satisfied ( Restricted Stock
).   Shares  of Restricted  Stock  may either be granted  alone or together with
Restricted Stock Units ( Stock Units ) that are to be used to satisfy the participant's income and employment tax withholding obligations with respect to the related Restricted Stock as such stock vests in accordance with its
terms.   The 1993  Incentive Plan also  provides for the award  of Performance
Shares, stated with reference to a specified number of shares of Common Stock, that may entitle the participant to receive shares of Restricted Stock
together with  Stock Units.   The  Administrator  will prescribe  the
requirements (such  as a specified  period  of employment  with  the
Corporation or the attainment by the Corporation of certain stated financial objectives) that must be satisfied before a Performance Share award is earned. To the extent that Performance Shares are earned, the obligation
will be  settled in shares  of Restricted Stock  and Stock Units.   The
Corporation pays to holders of Stock Units amounts equal to the dividends that would be payable on the number of shares of Common Stock represented thereby, less applicable income and employment taxes required to be withheld.

      The 1993 Incentive Plan also allows the Administrator to make incentive awards to Participants on such terms and conditions as the Administrator prescribes. To the extent that any incentive awards are granted, they may be settled in cash, in Common Stock or by a combination of the two.

      The 1993 Incentive Plan provides that outstanding options and SARs will become exercisable, outstanding stock awards will be earned in full and outstanding Performance Shares will be deemed to have been earned in their entirety and converted into shares of Restricted Stock and Stock Units in the
event of a  change in control of  the Corporation  (as  defined  below).   Such
Restricted Stock and Stock Units, together with all other outstanding Restricted Stock and Stock Unit awards, will thereafter become transferrable and nonforfeitable upon the earlier of (i) the vesting dates set forth in the agreements governing their grant, or (ii) the termination of the participant's employment without cause or following the participant's refusal to move to
another  location  or   upon  a  material  reduction  in  the  participant's
compensation or duties.

      Salaried Employees' Stock Purchase Plan. Under the Salaried Employees' Stock Purchase Plan (the Stock Purchase Plan ), approximately 1,450 full-time salaried employees of the Corporation or of one of its designated subsidiaries may authorize a contribution of up to 5% of their basic
compensation  to the  plan through  payroll deductions.   At  the  end of  each
plan year, each participant's employer makes a specified matching contribution, from which is deducted the amount required to be withheld
under income  tax,  FICA  and similar  laws.   The  amount of  the  matching
contribution, which may not exceed 60% of the participant's contribution, or the manner in which the matching contribution will be determined (such
as  a formula relating  to  the   Corporation's  financial   performance),  is
prescribed   by  the Compensation Committee  prior to each  plan year.   The
matching  contribution for the plan  year  that  commenced  July  1,  1994,  was
set  at  30%  of  each participant's contribution.    The  amount  contributed
by the participants and the net amount contributed by their employers are applied to purchase Common Stock.

      401(k)  Savings Plan  for Salaried  Employees.   All salaried  employees
of the Corporation who have attained age 18 are eligible to participate in the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees (the
Savings  Plan ) after completing six  months of employment.   Plan participants
may elect to reduce their current compensation and have pre-tax contributions of 1% to 10% of their gross earnings, up to maximum amounts allowable under applicable Internal Revenue Service regulations ($9,240 in
1994),  made  on their  behalf  to the  Savings  Plan.    The Corporation  makes
a   matching  contribution  equal  to  one-half  of   the  pre-tax contribution
made on behalf of the employee. The maximum matching contribution that may be made by the Corporation is 2-1/2% of the employee's gross earnings.

      Benefits  Continuation Plan.    The Chesapeake  Corporation  Salaried
Employees' Benefits Continuation Plan (the Benefits Continuation Plan ) will provide benefits to all salaried employees of the Corporation and its subsidiaries, including the executive officers named in the Summary Compensation Table, who are terminated within twenty-four months of a change in control of the Corporation (as defined below). The Benefits Continuation Plan provides severance pay based on the participant's credited service and compensation, with such severance pay not to exceed twenty-four months' compensation. The participant's health and life insurance benefits also will be continued for the period during which the participant receives severance pay or until the participant obtains other employment, whichever is earlier.

      Long-Term Incentive Plan.   The Long-Term Incentive Plan (the   Long-Term
Plan ) provides that the Compensation Committee may from time to time grant to selected employees of the Corporation and its subsidiaries (i) shares of Restricted Stock, either alone or together with Stock Units, and (ii) award
potentials (an   Award Potential ), stated  with reference to a  specified
number of  shares of Common Stock, that may entitle the  participant to receive
shares of Restricted Stock  together with Stock Units.   As  an Award Potential
is earned, the participant receives shares of Restricted Stock and Stock Units totaling the number of shares of Common Stock earned. The Compensation Committee, on the date of grant of an Award Potential, may provide that the participant's right to receive Restricted Stock and Stock Units in relation to an Award Potential will be forfeited unless certain conditions (such as a specified period of employment with the Corporation or the attainment by the Corporation of certain stated financial objectives) are satisfied. The Corporation pays to holders of Stock Units amounts equal to the dividends that would be payable on the number of shares of Common Stock represented thereby, less applicable income and employment taxes required to be withheld.

      The Long-Term Plan provides that upon a change in control of the Corporation (as defined below), each outstanding Award Potential will be deemed to have been earned in its entirety and shall be converted into Restricted Stock and Stock Units. Such Restricted Stock and Stock Units, together with all other outstanding Restricted Stock and Stock Unit awards, will thereafter become transferrable and nonforfeitable upon the earlier of
(i) the vesting dates set forth in the agreements governing their grant, or
(ii) the termination of the participant's employment without cause or following the participant's refusal to move to another location or upon a material reduction in the participant's compensation or duties.

      The Compensation Committee did not make any grants under the Long-Term Plan during 1994. The Compensation Committee has indicated that it does not intend to make any additional grants or awards under the Long-Term Plan in the future.


      Definition of  Change in Control.   For purposes of the 1993 Incentive
Plan, the Long-Term  Plan and  the Benefits  Continuation Plan,   change  in
control   means, in general,  the occurrence  of  any of  the following  events:
(i) any person or group becomes the beneficial owner of 20% or more of the combined voting power of the then- outstanding voting securities of the Corporation entitled to vote generally in the election of directors (with certain exceptions); (ii) those persons who were members of the Corporation's Board of Directors prior to the adoption of such plan, and those persons whose subsequent nominations were approved by such directors, cease to constitute a majority of the Board of Directors (with certain exceptions);
(iii) the stockholders of the Corporation approve a reorganization, merger, share exchange or consolidation involving the Corporation unless immediately following such transaction all or substantially all of the persons who beneficially own Common Stock and any other then-outstanding voting securities of the Corporation beneficially own at least 80% of the common stock and voting securities, respectively, of the surviving entity in such transaction in substantially the same proportions as their ownership immediately prior to such transaction; or (iv) the stockholders of the Corporation approve a complete liquidation or dissolution of the Corporation or the sale of all or substantially all of its assets (with certain exceptions). The foregoing summary is qualified in its entirety by reference to the terms of the 1993 Incentive Plan, the Long-Term Plan and the Benefits Continuation Plan, copies of which will be provided promptly upon request and without charge to each person to whom a copy of this proxy statement is delivered. Requests should be directed to: J. P. Causey Jr., Secretary, Chesapeake
Corporation, 1021  East Cary Street, Box  2350, Richmond, Virginia   23218-
2350.




                 Summary of Cash and Certain Other Compensation

          The following table shows, for the fiscal years ended December 31, 1992, 1993 and 1994, the cash compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued, to the Corporation's CEO and its four other most highly compensated executive officers (the Named Executive Officers ).

                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation                       Long-Term Compensation
                                                                                 Awards    Payouts

                                                             Other
        Name and                                             Annual                                    All Other
    Principal Position                                       Compen-            Options/     LTIP       Compen-
    as of December 31,      Year      Salary        Bonus    sation (1)         SARS       Payouts      sation
           1994
   J. Carter Fox            1994      $433,000    $225,000                       24,000    $210,804     $ 9,990
    Chairman, President     1993       408,000      44,000                       20,000      49,547      10,497
    & Chief Executive       1992       395,417      80,000                       20,000                  10,089
    Officer

   Paul A. Dresser, Jr.     1994       291,500     175,000                       15,000     144,540       7,995
     Executive Vice         1993       277,500      40,000                       13,500      35,649       8,577
     President & Chief      1992       269,167      55,000                       13,500                   8,274
     Operating Officer
   Thomas Blackburn         1994       190,250     150,000   $25,731(4)           7,500      72,270      43,286
     Group Vice             1993       177,000      27,000                        6,000      15,836       7,100
     President -            1992       171,251      40,510     3,972(4)           6,000                  16,304
     Kraft Products

   Samuel J. Taylor         1994       192,000     125,000                        7,500      72,270       6,457
     Group Vice             1993       175,750      44,000                        6,000      17,825       7,062
     President -            1992       167,667      61,894                        6,000                   6,729
     Packaging
   Charles S. Cianciola     1994       186,750     125,000                        7,500      72,270       6,457
     Group Vice             1993       176,000      44,000                        6,000      17,825       7,069
     President - Tissue     1992       169,167      60,611                        6,000                   6,797
     Products
 ____________________
          (1)  None of the Named Executive Officers received  perquisites or other personal benefits, securities or property with an aggregate value in excess of the lesser of $50,000 or 10% of the total of his salary and bonus shown above.
          (2)   The  amounts appearing  in the  long-term incentive  plan  ( LTIP ) payouts  column represent  the value  of
 Restricted Stock and Stock  Units earned under the 1993 Incentive Plan for 1994 (estimated)  and the actual amounts earned under the  Long-Term Plan for 1993, based on the closing price for Common Stock of $33.00 and $25.50 on December 31, 1994,
 and 1993, respectively.   No such amounts  were earned in  1992.  As  of December  31, 1994, none  of the Named  Executive
 Officers held  any shares of Restricted Stock of the Corporation.   Each of the Named Executive  Officers earned shares of
 Restricted Stock under the 1993  Incentive Plan for 1994; however, the definitive number of such shares earned will not be determined, and such shares will not be issued, until later in 1995.  None of such shares  will vest, in whole or in part, in less  than three  years from  the date  of grant  of the  underlying Performance  Share award  (except upon  the death, disability or retirement of the executive or upon the occurrence of certain events following a  change  in control  of the
 Corporation, as  described above under the caption  Description of Compensation Plans ).  Dividends will be paid on shares of Restricted Stock at the same rate and times as on all other shares of Common Stock.
          (3)   All Other Compensation   for 1994 includes the following:  (a) the  Corporation's 50% matching contributions under the Savings  Plan of $3,750 on behalf  of each of the Named Executive  Officers; (b) the Corporation's  30% matching contribution under  the Stock Purchase  Plan of  the following  amounts made to  the Named  Executive Officers:  Mr.  Fox,
 $6,240; Mr. Dresser,  $4,245; Mr. Blackburn,  $2,707; Mr. Taylor,  $2,707; and Mr.  Cianciola, $2,707; and  (c) relocation payments to Mr. Blackburn of $36,829.
          (4)  These amounts represent payments to Mr. Blackburn to assist in paying taxes on relocation payments.


                             Stock Options and SARs

          The following table contains information concerning the grants of options and SARs made during 1994 under the 1993 Incentive Plan to the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                    Potential
                                                                                 Realizable Value at
                                                                                 Assumed Annual
                                                                                 Rates of Stock Price
                                                                                    Appreciation
                                 Individual Grants                               for Option Term (1)


                                         % of
                                         Total                                0%          5% (4)         10% (4)
                           Number of     Options/
                           Securities    SARs                              (Assumes       (Assumes       (Assumes
                           Underlying    Granted to                        a Common       a Common       a Common
                           Options/      Employees   Exercise    Expira-     Stock          Stock         Stock
                           SARs          in Fiscal   or Base     tion       Price of       Price of       Price of
         Name              Granted (2)   Year        Price (3)   Date       $27.81)        $45.30)        $72.13)
   J. Carter Fox             24,000       12.1%     $27.81       8/8/04       $0         $419,760     $1,063,680


   Paul A. Dresser, Jr.      15,000        7.6       27.81       8/8/04       0           262,350        664,800
   Thomas Blackburn           7,500        3.8       27.81       8/8/04       0           131,175        332,400

   Samuel J. Taylor           7,500        3.8       27.81       8/8/04       0           131,175        332,400
   Charles S. Cianciola       7,500        3.8       27.81       8/8/04       0           131,175        332,400
 ____________________
          (1)    The potential realizable  value is based upon assumed  future prices for the Common  Stock that are derived from the specified assumed  rates of  appreciation.  Actual  gains, if  any, on  stock option exercises  and Common  Stock holdings  are dependent on the actual future performance of  the Common Stock.  There can be no assurance that the amounts reflected in this table will be achieved.
          (2)   All  grants consisted of nonqualified  stock options  granted under the 1993  Incentive Plan.  These  grants become  exercisable in one-third  installments on each of  the first three anniversaries  of the date of  grant (August 9,
 1994).
          (3)    The exercise price was set at the average of the closing prices of  Common Stock on the twenty trading days
 up to  and including the date  of the grant.   The exercise price  may be paid in cash  or in Common Stock  valued at fair market value on the date preceding the date of exercise, or a combination of cash and Common Stock.
          (4)    The 5% and 10%  assumed annual rates of  stock price appreciation used to  calculate potential option gains
 shown above are  required by the  rules of  the SEC.   The  actual gains  that will  be realized,  if and  when the  Named
 Executive Officers exercise the options granted in 1994, will be dependent on the  future performance of the Common Stock.
 To put the hypothetical gains shown in the table into perspective, the following is provided:




                                                                               Annual Rate of Stock Price
                                                                                       Appreciation


                                                                                     5%                10%
   Resulting stock price based on $27.81 starting price                      $          45.30      $
                                                                                                       72.13

   Per share gain                                                                       17.49          44.32

   Aggregate hypothetical gain that would be realized by all                      413,465,192  1,047,728,833
   stockholders (based on 23,640,091 shares outstanding on August 9,
   1994)
   Aggregate hypothetical gain on all 1994 options granted to the Named             1,075,635      2,725,680
   Executive Officers if $45.30 and $72.13 prices, respectively, are achieved

   Hypothetical aggregate gains for the Named Executive Officers as a                    0.3%            0.3%
   percentage of all stockholders' gains




                       Option/SAR Exercises and Holdings

          The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options and SARs during 1994, and unexercised options and SARs held by them on December 31, 1994.



   AGGREGATED OPTION/SAR EXERCISES IN LAST YEAR AND YEAR-END OPTION/SAR VALUE



                                                                        Number of        Value of Unexercised
                                                                       Securities            In-the-Money
                                                                       Underlying        Options/SARs at Year-
                                                                       Unexercised              End (1)
                                                                     Options/SARs at
                                                                        Year-End

                           Shares Acquired           Value            Exercisable/           Exercisable/
           Name              on Exercise           Realized         Unexercisable (2)      Unexercisable (2)
   J. Carter Fox               11,668             $152,267           89,099/44,001         $1,135,230/$370,039
   Paul A. Dresser, Jr.        25,200              291,531           24,500/28,500            288,280/243,540

   Thomas Blackburn             9,000              101,695            3,000/13,500             27,360/112,565
   Samuel J. Taylor            12,800              146,313           21,100/13,500            262,376/112,565

   Charles S. Cianciola             0                    0           28,800/13,500            379,255/112,565
 ____________________
          (1)   The value of  unexercised in-the-money options/SARs represents the positive spread  between the December 31,
 1994, closing price of Common Stock ($33.00) and the exercise price of any unexercised options and SARs.
          (2)    The shares represented could  not be acquired by  the named executive as of  December 31, 1994,  and future exercisability is subject to the executive remaining employed  by the Corporation for up to  three years from the date  of grant, subject to  acceleration for retirement, death or total disability of the executive or a  change in control  of the
 Corporation (as defined in the 1993 Incentive Plan and the 1987 Stock Option Plan).





                           Long-Term Incentive Awards

          The following table contains information concerning the award of Performance Shares made during 1994 under the 1993 Incentive Plan to the Named Executive Officers for the 1994-1997 performance cycle.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR


                                             Performance                  Estimated Future Payouts
                             Number of         or Other              under Non-Stock Price-Based Plans
                           Shares, Units     Period Until
                                 or           Maturation
   Name                    Other Rights(1)    or Payout      Threshold (2)     Target (3)          Maximum
   J. Carter Fox                17,500        1994-1997            0               17,500           17,500

   Paul A. Dresser, Jr.         12,000        1994-1997            0               12,000           12,000

   Thomas Blackburn              6,000        1994-1997            0                6,000            6,000

   Samuel J. Taylor              6,000        1994-1997            0                6,000            6,000

   Charles S. Cianciola          6,000        1994-1997            0                6,000            6,000
 __________________
     (1)   All awards  consist of Performance  Shares granted under  the 1993  Incentive Plan for  the 1994-1997 performance cycle.  Performance Shares  are earned each year based upon the Corporation's cash flow return on capital in excess of its cost of capital and its relative cash  flow return on capital compared to the Compensation  Peer Group, as described above
 in the  Compensation Committee Report  on Executive Compensation.   Performance Shares  earned each year  are settled with
 Restricted Stock and Stock Units.  See  Description of Compensation Plans - 1993 Incentive Plan.
     (2)   The amounts set  forth in the  Threshold  column represent the  minimum number of Performance Shares that may  be earned by each of the Named Executive Officers under the terms of the award.
     (3)   Performance Share awards  do not contemplate the achievement of specific target award levels.  Instead, a portion
 of  the award may be  earned each  year based  on the  performance criteria described  in footnote  1 to  this table.   In
 accordance with SEC regulations,  the amounts set forth in the  Target   column represent the number of Performance Shares
 that would be earned by each of the Named Executive Officers over the course  of the 1994-1997 performance cycle, assuming that the Corporation's financial performance for each year in the cycle is consistent with 1994 results.


                              Pension Plans Table

          The following table illustrates the approximate aggregate annual retirement benefits payable to covered participants retiring at age 65 pursuant to the Corporation's funded retirement plan for its salaried employees and unfunded supplemental retirement plan for certain officers and other key employees.


                                                     Estimated Annual Retirement Benefit at Age 65
                                                          Years of Credited Service (2)

      Annual
   Compensation (1)             15           20             25            30         35
     $100,000                $ 30,000      $ 40,000      $ 48,000     $ 56,000    $ 64,000
      200,000                  60,000        80,000        96,000      112,000     128,000
      300,000                  90,000       120,000       144,000      168,000     192,000
      400,000                 120,000       160,000       192,000      224,000     256,000
      500,000                 150,000       200,000       240,000      280,000     320,000
      600,000                 180,000       240,000       288,000      336,000     384,000
      700,000                 210,000       280,000       336,000      392,000     448,000



 __________________
     (1)  Annual compensation is  the average of the highest five  consecutive years' salary and bonus paid during  the last ten consecutive  years and, in the case  of the Named Executive  Officers, approximates such  amounts as set forth  in the
 Summary Compensation Table.
     (2)   The  years of credited service  for the Named  Executive Officers as of  March 1, 1995, were:   Mr. Fox, 31;  Mr.
 Dresser, 13;  Mr. Blackburn, 4;  Mr. Taylor, 16;  and Mr. Cianciola,  30 (Messrs. Taylor  and Cianciola each have  9 years credited service under the supplemental retirement plan).




     The above amounts are stated as payments in the form of a life annuity. Other actuarially equivalent forms of benefit may be selected. The amounts shown in the table are subject to reduction for a portion of Social Security benefits.


                              Certain Transactions

     C. Elis Olsson, a member of the Board of Directors, served during 1994 as Midwest Regional Sales Manager for Color- Box, Inc., a subsidiary of Chesapeake Packaging Co., as Assistant to the President of Chesapeake Packaging Co., a subsidiary of the Corporation, and as Assistant Manager of Manufacturing for Chesapeake Paper Products Company, a subsidiary of the Corporation. During 1994, the total cash compensation paid by the Corporation and its subsidiaries to Mr. Olsson (including the Corporation's
 contributions under certain  employee benefit plans)  was $85,091.   In
 addition during 1994, Mr. Olsson was granted nonqualified stock options under the 1993 Incentive Plan for 500 shares of Common Stock, at an exercise price of $27.81 and with an expiration date of August 8, 2004, which options will become exercisable in one-third installments on each of the first three anniversaries of the date of grant (August 9, 1994). Mr. Olsson's compensation was consistent with that paid by the Corporation and its subsidiaries in 1994 to other employees with similar job titles and responsibilities.


                               Performance Graph

     The following graph compares the cumulative total return for the Common Stock to the cumulative total returns for the S&P 500 Composite Index and the S&P Paper & Forest Products Group Index for the Corporation's last ten fiscal years. The graph assumes an investment of $100 in the Common Stock and in each index as of December 31, 1989, and that all dividends were reinvested.



                          [INSERT GRAPH HERE]




                      1984    1985    1986    1987    1988    1989    1990    1991    1992    1993    1994
CSK                    49      59      78      78      97      100     72      130     115     148     197
S&P                    40      52      62      65      76      100     97      126     136     150     152
S&P Paper & Forest     42      54      69      75      82      100     90      115     131     144     150

                             SELECTION OF AUDITORS
                                  (PROPOSAL 2)

          The Board of Directors has appointed Coopers & Lybrand L.L.P. to serve as independent certified public accountants of the Corporation and its subsidiaries for 1995. Stockholders are requested to ratify this appointment. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting and will be given an opportunity to make a statement and to respond to appropriate questions.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1995.


    MATTERS TO BE PRESENTED FOR INCLUSION IN THE PROXY STATEMENT FOR THE 1996 ANNUAL MEETING OF STOCKHOLDERS

          Any proposal submitted by a stockholder for inclusion in the proxy materials for the annual meeting of stockholders in 1996 must be delivered to the Corporation at its principal office in Richmond, Virginia not later than November 25, 1995.


                                 OTHER MATTERS

          As of the date of this proxy statement, management knows of no business that will be presented for consideration at the annual meeting of stockholders other than that stated herein. As to other business, if any, and matters incident to the conduct of the meeting that may properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.


          Stockholders, whether or not they expect to attend the annual meeting in person, are requested to mark, date and sign the enclosed proxy and return
 it to the Corporation.   Please sign exactly as your name appears on  the
 accompanying proxy.   Stockholders may  revoke their  proxy by delivering  a
 written notice of revocation to the Corporation at its principal office to the attention of J.P. Causey Jr., Secretary, at any time before the proxy is exercised.




                                                         J. P. Causey Jr.
                                                         Secretary


 March 24, 1995

                                    NOTICE



                                     and



                                PROXY STATEMENT



                                    for the



                                 ANNUAL MEETING



                                       of



                                  STOCKHOLDERS



                                   To Be Held

                                 April 26, 1995






                                     [LOGO]


************************************** APPENDIX ********************************
PROXY                                                                      PROXY
                             CHESAPEAKE CORPORATION
                           Richmond, Virginia  23218

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             for The Annual Meeting of Stockholders, April 26, 1995


The undersigned hereby appoints J. Carter Fox, Wallace Stettinius and Harry H. Warner and each of them as proxies (and if the undersigned is a proxy, as substitute proxies), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Corporation held of record by the undersigned on March 10, 1995, at the annual meeting of stockholders to be held at 11:00 A.M. on April 26, 1995, or any adjournments thereof.

                PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE

                             (Continued on reverse)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each proposal presented.

1.   ELECTION OF FIVE DIRECTORS FOR A THREE-YEAR TERM.
     Class III (to serve until the 1998 annual meeting of stockholders)
     Nominees:  Paul A. Dresser, Jr., M. Katherine Dwyer, J. Carter Fox,
                Robert L. Hintz and Frank S. Royal.

 ( ) FOR   ( ) WITHHOLD      FOR all nominees EXCEPT vote withheld from the
                             following nominee(s):


                             ______________________________________________

2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for 1995.

 ( ) FOR       ( ) AGAINST        ( ) ABSTAIN

3.   In  their  discretion,   the proxies are authorized to vote upon such other
     business and matters incident to the conduct of the meeting as may properly come before the meeting.

The Board of Directors unanimously recommends a vote FOR each of the above proposals.

                               Dated:_____________________________________, 1995

                            Signature(s)______________________________________

                            Please sign exactly as name appears hereon.    Joint
                            owners should each sign. Where applicable, indicate official position or representative capacity.

IMPORTANT:         INFORMATION REGARDING ANNUAL MEETING OF
                   STOCKHOLDERS OF CHESAPEAKE CORPORATION

TO: Participants in the Chesapeake Corporation Employee Stock Ownership Plan and the Chesapeake Paper Products Company 401(k) Plan for Hourly Employees
               (collectively referred to as the "Plans")

FROM:          Wachovia Bank of North Carolina, N.A., Trustee of the
               Plans ("Wachovia")


Enclosed for your consideration are the proxy materials in connection with Chesapeake Corporation's stockholders meeting to be held on April 26, 1995. Also enclosed is an instruction card requesting your direction in (i) the election of members of the Board of Directors, (ii) the ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants for 1995, and your instruction for any other matters incident to the conduct of the meeting that may come before the annual stockholders meeting. Shares of Chesapeake Corporation common stock are allocated to your accounts in the Plans. Wachovia has employed Automatic Data Processing (ADP), as its agent, to receive and tabulate the instruction cards. All directions given to ADP will be confidential.

To be effective, your instruction card must be received by ADP at the address below by the close of business (5:00 PM EST), April 24, 1995. Instruction cards received after the close of business on April 24, 1995, or received at an address other than that listed below, will not be effective. If you do not direct the vote of the shares of common stock allocated to your accounts, Wachovia will vote such shares in accordance with the terms of the Plans. You may revoke your instructions by delivering a written notice of revocation to ADP at the address below by the close of business (5:00 PM EST), April 24, 1995. Any notice of change must be timely, contain your name, your social security number, and be signed and dated.

For questions or additional information concerning your voting directions, please call 910/770-5829.

                   By Regular or Express Mail

                   ADP Proxy Services
                   53 Mercedes Way
                   Edgewood, NY  11717
                   Attn:  Vote Processing

Very truly yours,

WACHOVIA BANK OF NORTH CAROLINA, N.A.

S. Jane Price
Vice President

Enclosures

                                           March 24, 1995






Dear Fellow Employee:

     The instruction card to vote your Chesapeake Corporation common stock held in the Employee Stock Ownership Plan of Chesapeake Corporation or the Chesapeake Paper Products Company 401(k) Plan for Hourly Employees (the "Plans") is on the lower portion of this page. Voting instructions from Wachovia Bank of North Carolina, N.A., the trustee of the Plans, are enclosed. It is important that you instruct the trustee to vote your shares held in the Plans by completing the instruction card below and returning it in accordance with the instructions from Wachovia.

     As a participant in the Plans, you are entitled to attend the annual meeting of stockholders of Chesapeake Corporation to be held at the Exhibition Hall at the Fairgrounds on Strawberry Hill, 600 East Laburnum Avenue, Richmond, Virginia, on Wednesday, April 26, 1995, at 11:00 A.M. If you plan to attend the meeting and have not otherwise requested an admittance card, you may request an admittance card by contacting the corporate office in Richmond at (804) 697-1000.

                                      Sincerely,



                                      J. P. Causey Jr.
                                      Secretary

TO:  WACHOVIA BANK OF NORTH CAROLINA, N.A.
     Trustee of the Employee Stock Ownership Plan of Chesapeake Corporation and the Chesapeake
     Paper Products Company 401(k)
     Savings Plan for Hourly Employees

     With respect to the shares of Common Stock of Chesapeake Corporation represented by my interest in the Trust Funds of the Employee Stock Ownership Plan or the 401(k) Savings Plan for Hourly Employees, you are directed to sign and forward a proxy in the form being solicited by the Board of Directors of Chesapeake Corporation to instruct the persons named therein, or their substitutes, to vote in accordance with the proxy statement as designated on the reverse.

                      PLEASE SIGN AND DATE ON THE REVERSE

                        (Continued on the reverse side)

The Board of Directors Unanimously Recommends a Vote FOR Each of the Following Proposals:

1.   ELECTION OF FIVE DIRECTORS FOR A THREE YEAR TERM.
     Class III (to serve until the 1998 annual meeting of stockholders)
     Nominees:  Paul A. Dresser, Jr., M. Katherine Dwyer, J. Carter Fox,
                Robert L. Hintz and Frank S. Royal.



 ( ) FOR       ( ) WITHHOLD       EXCEPTIONS:  Withhold vote on the
                                  following nominee(s) only:


                                  ____________________________________

2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for 1995.

 ( ) FOR            ( ) AGAINST   ( ) ABSTAIN

3.   In  their  discretion,   the proxies are authorized to vote upon such other
     business and matters incident to the conduct of themeeting as may properly come before the meeting and any adjournments.


_________________
Account Number


Signature____________________________       Date_________________________, 1995

                                      March 24, 1995





TO: Participants in the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees


    Enclosed are proxy materials in connection with Chesapeake Corporation's stockholders meeting to be held on April 26, 1995. Also enclosed are the instructions for Associated Bank to vote your full shares of Chesapeake Corporation common stock held in the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees (the "Plan"). It is important that you instruct Associated Bank, the trustee of the Plan, to vote your shares held in the Plan and allocated to your account by completing and returning the instructions enclosed. All voting instructions given to Associated Bank will be confidential.

    To be effective, your proxy must be received by Associated Bank by the close of business (5:00 p.m. EST), April 24, 1995. If you do not direct the vote of the shares of common stock allocated to your account, Associated Bank will not vote those shares. You may revoke your proxy by delivering a written notice of revocation to Associated Bank at the address below by the close of business (5:00 p.m. EST), April 24, 1995. Any notice of change must be timely, contain your name, your social security number, and be signed and dated.

                  Associated Bank, Trustee
                  P. O. Box 408
                  Neenah, Wisconsin  54957-0408

    As a participant in the Plan, you are entitled to attend the annual meeting of stockholders of Chesapeake Corporation to be held at the Exhibition Hall at the Fairgrounds on Strawberry Hill, 600 East Laburnum Avenue, Richmond, Virginia, on Wednesday, April 26, 1995, at 11:00 A.M. If you plan to attend the meeting and have not otherwise requested an admittance card, you may request an admittance card by contacting the Chesapeake corporate office in Richmond at
(804) 697-1000.

                                     Sincerely,



                                     J. P. Causey Jr.
                                     Secretary



    NOTE:     PLEASE MARK THE ENCLOSED VOTING
              INSTRUCTIONS AND MAIL TO ASSOCIATED
              BANK IN THE ENVELOPE PROVIDED.

                              VOTING INSTRUCTIONS



TO:  ASSOCIATED BANK

          Trustee of the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees

     With respect to the full shares of Common Stock of Chesapeake Corporation allocated to my account in the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees, you are directed to sign and forward a proxy in the form being solicited by the Board of Directors of Chesapeake Corporation to instruct the persons named therein, or their substitutes, to vote in accordance with the proxy statement as designated below.

     The Board of Directors unanimously recommends a vote FOR each of the following proposals:

1.  ELECTION OF FIVE DIRECTORS FOR A THREE-YEAR TERM:

[  ]  FOR all nominees listed below   [  ]   WITHHOLD AUTHORITY to vote
                                             for all nominees listed below:

Class III (to serve until the 1998 annual meeting of stockholders)

Paul A. Dresser, Jr., M. Katherine Dwyer, J. Carter Fox, Robert L. Hintz and Frank S. Royal

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:)

2. TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS FOR 1995.

          [  ]   FOR             [  ]   AGAINST        [  ]   ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS.


NAME:                         Please sign and return promptly to the Trustee.

SHARES:                       _______________________________________
                                               Signature

                              DATE _____________________________, 1995




   PLEASE MAIL THESE INSTRUCTIONS IN THE ENCLOSED ENVELOPE TO ASSOCIATED BANK

                                   April 10, 1995






                                   A REMINDER





Dear Stockholder:

     Proxy material for the annual meeting of stockholders of Chesapeake Corporation was sent to you under date of March 24, 1995.

     According to our records,  your proxy for this meeting,  which will be held
on Wednesday,  April 26,  1995,  has not yet been received.   Regardless of  the
number of shares you may own, it is important that they be represented.

     If you have not already returned your proxy card, I urge you to sign, date and mail the enclosed duplicate promptly. If you returned the original card but did so more than a week ago, I request that you sign, date and mail the enclosed duplicate.

                                   Sincerely,



                                   J. P. Causey Jr.
                                   Secretary